UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

BancFirst Corporation

(Exact name of Registrant as Specified in Its Charter)

Oklahoma	0-14384	73-1221379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Broadway Ave.
Oklahoma City, Oklahoma		73102-8405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 405 270-1086

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	BANF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2023, BancFirst Corporation (the “Company”) held its annual meeting of shareholders. As of the record date on March 31, 2023, the total number of shares of common stock outstanding and entitled to vote at the annual meeting was 32,899,493, of which 29,339,154 shares were represented at the meeting in person or by proxy. The purpose of the annual meeting was to vote on five proposals: (i) to elect the 18 directors nominated by our board; (ii) to approve the BancFirst Corporation Restricted Stock Unit Plan; (iii) to ratify FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; (iv) an advisory vote to approve the compensation of the named executive officers; and (v) and advisory vote to vote on the frequency of future advisory votes to approve the compensation of the named executive officers. Each of the foregoing proposals was set forth and described in the Notice of Annual Meeting and Proxy Statement of the Company dated April 5, 2023. At the meeting, the shareholders elected all 18 directors; approved the BancFirst Corporation Restricted Stock Unit Plan; ratified FORVIS, LLP as our independent registered public accounting firm; approved the compensation of the named executive officers; and chose 1 year for the frequency of future advisory votes on executive compensation.

The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

Description of Proposal	Number of Shares

Proposal No. 1-Election of Directors	For	Against	Abstained	Broker Non-Votes

Dennis L. Brand	27,742,516	425,125	24,466	1,147,047
F. Ford Drummond	27,848,936	321,924	21,247	1,147,047
Joseph Ford	27,992,607	184,537	14,963	1,147,047
Joe R. Goyne	27,748,184	422,641	21,282	1,147,047
David R. Harlow	27,908,606	263,405	20,096	1,147,047
William O. Johnstone	27,888,527	282,299	21,281	1,147,047
Mautra Staley Jones	28,000,278	177,702	14,127	1,147,047
Bill G. Lance	28,005,392	171,701	15,014	1,147,047
Dave R. Lopez	27,870,119	300,387	21,601	1,147,047
William Scott Martin	27,990,837	174,190	27,080	1,147,047
Tom H. McCasland, III	27,865,654	304,893	21,560	1,147,047
David E. Rainbolt	27,856,240	315,493	20,374	1,147,047
Robin Roberson	28,006,273	172,067	13,767	1,147,047
Darryl W. Schmidt	27,747,277	424,414	20,416	1,147,047
Natalie Shirley	28,001,961	176,203	13,943	1,147,047
Michael K. Wallace	27,867,744	302,762	21,601	1,147,047
Gregory G. Wedel	28,004,634	172,197	15,276	1,147,047
G. Rainey Williams, Jr.	26,719,441	1,451,106	21,560	1,147,047

Proposal No. 2	For	Against	Abstained	Broker Non-Votes
To Approve the BancFirst Corporation Restricted Stock Unit Plan	27,828,476	210,652	152,979	1,147,047

Proposal No. 3	For	Against	Abstained	Broker Non-Votes
To Ratify the Independent Registered Public Accounting Firm	29,289,940	18,767	30,447	—

Proposal No. 4	For	Against	Abstained	Broker Non-Votes
Advisory Vote to Approve Executive Compensation	27,750,612	291,739	149,756	1,147,047

Proposal No. 5	1 year	2 year	3 year	Abstained	Broker Non-Votes
Advisory Vote on the Frequency of the Company's Executive Compensation Vote	27,122,285	29,004	918,011	122,807	1,147,047

Item 7.01 Regulation FD Disclosure.

BancFirst Corporation Announces Declaration of Quarterly Dividend on its Common Stock and an Interest Payment on its BFC Capital Trust II

On May 25, 2023, BancFirst Corporation’s Board of Directors declared a $0.40 per share cash dividend on its common stock. The dividend is payable July 17, 2023, to shareholders of record on June 30, 2023. BancFirst Corporation will also pay the quarterly interest payment on $26.8 million of its 7.20% Junior Subordinated Debentures related to the trust preferred securities issued by its statutory trust subsidiary, BFC Capital Trust II. The trust will use the proceeds of the interest payment to pay a dividend of $0.45 per share on the trust preferred securities, payable July 17, 2023, to shareholders of record on June 30, 2023.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	BancFirst Corporation 2023 Restricted Stock Unit Plan.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BancFirst Corporation

Date:	May 25, 2023	By:	/s/ Kevin Lawrence
Kevin Lawrence Executive Vice President Chief Financial Officer